                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholders Wireless Xcessories Group, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 30, 2000 included in Wireless Xcessories Group, Inc.'s Form 10-K for the year ended December 31, 1999 and to all references to our firm included in this registration statement.


/s/ Arthur Andersen LLP

Philadelphia, Pennsylvania
         April 12, 2000